Exhibit 10.39

STANDARD COMMERCIAL LEASE

THIS STANDARD COMMERCIAL LEASE (this "Lease"), is made this 1st day of May 2018, by and between PMR Holdings, LLC. (hereinafter called "Landlord"); and Sonoma Pharmaceuticals, Inc. (hereinafter called "Tenant").

W I T N E S S E T H:

Premises:

1.             The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and contained to be paid, kept and performed by Tenant, has leased and rented and by these presents leases and rents unto the said Tenant, and said Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (hereinafter called the "Premises"), to wit:

414 Creekstone Ridge, Woodstock, GA 30188. The Premises is approximately 1,190 square feet office condo.

No easement for light or air is included in the Premises.

Term:

2.             The Tenant shall have and hold the Premises for a term beginning on the 1st day of June 2018 and ending on the 31st day of August 2018 at midnight, unless sooner terminated as hereinafter provided (the "Initial Term").

Rental:

3.             Tenant agrees to pay to Landlord at the address of Landlord as stated in this Lease, 416 Creekstone Ridge, Woodstock, GA 30188, promptly on the first day of each month, in advance, without offset or deduction, during the Initial Term of this Lease, a monthly rental as set forth below:

June 1, 2018 to August 31, 2018          $1,300 per month

The CAM charge is included in the monthly lease payment.

The payment for month of June 2018 in the amount of $1,300 (the security deposit in the amount of $1190 was paid June 2016) shall be due at signing of this Lease.

Renewal Option:

4.              Tenant shall have the right to extend this Lease for one additional renewal period of one (1) year from the end of the Initial Term upon the following conditions:

(i)         Tenant provides written notice to Landlord of its exercise of the Renewal Option at least three (3) months prior to the expiration of the Initial Term.

(ii)       No default exists at the time of the exercise or at the commencement of the Renewal Option or at the commencement of the renewal term.

Upon the exercise of the Renewal Option and the satisfaction of the conditions set forth above, monthly rental payments for the renewal term shall be at the then market rate. If the parties are unable to agree on market rental rates prior to the commencement of the renewal term, Tenant shall be deemed to have waived its renewal option.

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Security Deposit:

5.               Upon execution of this Lease Tenant shall deliver to Landlord One thousand three hundred dollars ($1,300.00) to be held as security deposit. The Security Deposit shall be held by Landlord, without liability for interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If any of the rents or other charges or sums payable by Tenant to Landlord shall be over-due and unpaid for more than 15 days from the due date or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at his option, appropriate and apply the Security Deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the Security Deposit to the original sum deposited. In the event Tenant performs all of Tenant's obligations under this Lease, the Security Deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

Utility Bills:

6.               Tenant shall pay all utility bills, including, but not limited to gas and electricity, fuel, light and heat bills for the Premises which are separately metered. See Special Stipulations for CAM charges.

Use of Premises:

7.               The Premises shall be used solely for the offices of Tenant, as the space is currently configured, provided such activities do not violate any applicable condominium association by-laws, rules or regulations. The Premises shall not be used for any illegal purposes, or in any manner to create any nuisance or trespass or in any manner to violate the insurance or increase the rate of insurance on the Premises.

Abandonment of the Premises:

8.                  Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.

Repairs by Landlord:

9.               Landlord agrees to keep in good repair the roof, foundations and exterior walls of the Premises (exclusive of all glass and exclusive of all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence of Tenant, his agents, employees or invitees. Landlord will be responsible for HVAC repairs, including labor, and Landlord shall be responsible for ordinary HVAC maintenance. If the Premises are part of a larger building or group of buildings, then to the extent that the grounds are common area, either Landlord or the Owner/Declarant of the common areas shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping. Tenant shall promptly report in writing to Landlord any defective condition known to him that Landlord is required to repair and failure to do so shall be a waiver by Tenant of any claims against Landlord with respect thereto. Tenant shall allow the Landlord and/or its representatives to enter the Premises from time to time during normal business hours to inspect for such defective conditions.

Repairs by Tenant:

10.             With the exceptions noted in Special Stipulations, Tenant accepts the Premises in their present "as is" condition, as of Tenant's occupancy, and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease, and any extension or renewal thereof, at his expense, maintain in good order and repair the interior spaces of Premises and other improvements located thereon, except those repairs expressly required to be made by Landlord hereunder and except Tenant's leasehold improvements after the date of possession which shall be Tenant's responsibility.

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Tenant agrees to return the Premises to Landlord at the expiration, or prior termination of this Lease, in as good of a condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty alone excepted unless said fire or other casualty was caused by Tenant in which event Tenant shall be responsible for the restoration.

Alterations:

11.             (a) Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, and shall be conditioned upon proper insurance being in place prior to any work. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 11 upon Landlord's written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations and by a contractor approved by Landlord (such approval not to be unreasonably withheld), free of any liens or encumbrances.

    (b) All alterations, additions and improvements shall become Landlord's property upon the termination of this Lease.

Tax, Insurance, and Association Fees Escalation:

12.            Tenant shall pay upon demand as additional rental during the term of this Lease, and any extension or renewal thereof, the amount by which all taxes (including but not limited to, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2018, as well as the amount by which all condominium association fees on the Premises for each calendar year exceed all condominium association fees on the Premises for the calendar year 2018. In the event the Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property assessed. If the final year of the Lease term fails to coincide with the tax year or calendar year, then any excess for the tax year or calendar year during which the term ends shall be reduced by the pro rata part of such tax year or calendar year beyond the Lease term. If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease year.

Tenant shall further pay, upon demand, his pro rata share of the excess cost of fire and extended coverage insurance including any and all public liability insurance on the building over the cost for the first year of the Lease term for each subsequent year during the term of this Lease. Tenant's pro rata portion of increased taxes or share of excess cost of fire and extended coverage and liability insurance, as provided herein, shall be payable within fifteen (15) days after receipt of notice from Landlord as to the amount due. If the property insurance premiums are increased due to Tenant's use of the premises, Tenant's leasehold improvements, or an act or omission of Tenant, then Tenant shall pay the entire increase as additional rental.

Destruction of or Damage to Premises:

13.            If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty (not the fault of Tenant), this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties (not the fault of Tenant) and it is still functionally practical for Tenant to use the Premises to conduct its business, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore Premises to substantially the same condition as before damage as speedily as is practicable and provided sufficient insurance proceeds are available, whereupon full rental shall commence. If the Premises are not restored within ninety (90) days, Tenant has as its sole option the right to cancel this Lease within ten (10) days thereof.

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Indemnity; Insurance: Coverage as per the Tenant's then existing insurance policy terms.

14.           Tenant agrees to, and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant's negligence in its use or occupancy of the Premises and/or breach of any provision of this Lease (excepting only for losses caused by Landlord's gross negligence), and all expenses incurred by Landlord in connection therewith, including, without limitation, attorney's fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall, during all times of this Lease, and any extension or renewal thereof, and at Tenant's expense, maintain in full force and effect comprehensive general liability insurance with limits of $1,000,000.00 per person and $1,000,000.00 per accident, and property damage limits of $300,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this Paragraph 14, and naming the Landlord as additional insured. Tenant shall also procure and maintain property insurance, at full replacement value for any leasehold improvements of or for Tenant. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the term of this Lease. Said Certificate of Insurance also shall provide that Landlord will be given thirty (30) days' written notice prior to cancellation, or expiration of the insurance or material amendment thereof Landlord and Tenant hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invites provided insurance proceeds are paid for such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

Governmental Orders:

15.           Tenant agrees, at his own expense, promptly to comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Landlord agrees promptly to comply with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year's rent, then Landlord or Tenant who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by registered mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all costs of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to the party giving notice.

Condemnation:

16.           If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.

Assignment and Subletting:

17.           Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Transfers of a majority ownership in Tenant shall be deemed assignments that require approval of Landlord. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Assignee or Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

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Removal of Fixtures:

18.           Tenant may (if not in default hereunder) prior to the expiration of this Lease, or any extension or renewal thereof, remove all trade fixtures and trade equipment which Tenant has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.

Events of Default:

19.           The happening of any one or more of the following events (hereinafter any one of which may be referred to as an "Event of Default") during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant: (1) Tenant fails to pay the rental as provided for herein or any other sums provided for herein; (2) Tenant abandons or vacates the Premises for more than fifteen (15) days; (3) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease; (4) Tenant is adjudicated bankrupt; (5) a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal; (6) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under any present or future law, whereby the rent or any part thereof, is or is proposed to be, reduced or payment thereof deferred; (7) Tenant makes an assignment for benefit of creditors; or (8) Tenant's effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

Remedies Upon Default:

20.           Upon the occurrence of an Event(s) of Default, Landlord may pursue any one or more of the following remedies separately or concurrently, without any notice (except as specifically provided hereafter) and without prejudice to any other remedy herein provided or provided by law: (a) upon any Event of Default, Landlord may terminate this Lease by giving written notice to Tenant and upon such termination shall be entitled to recover from Tenant damages (for loss of bargain and not as a penalty) in an amount equal to the present value (discounted at ten percent (10%) per annum) of all rental which is then due and which would otherwise have become due throughout the remaining term of this Lease, or any renewal or extension thereof (as if this Lease had not been terminated); or (b) upon any Event of Default, Landlord at its option may, but shall not be obligated to, make any payment required of Tenant or perform any obligation of Tenant, and the amount Landlord pays, or the cost of its performance, together with interest thereon at the highest legal rate permitted, shall be deemed an additional charge payable by Tenant on demand; or (c) upon any Event of Default, Landlord, as Tenant's agent, without terminating this Lease may enter upon and rent the Premises, in whole or in part, at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper, with Tenant being liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and the price obtained by Landlord on reletting (for loss of bargain and not as a penalty), provided, however, that Landlord shall not be considered to be under any duty by reason of this provision to take any action to mitigate damages by reason of Tenant's default. Suit or suits for the recovery of the deficiency or damage or for any installment or installments of rent, additional rent or any other charge due under this Lease may be brought by Landlord at any time or, at Landlord's election, from time to time, and nothing in this Lease shall be deemed to require Landlord to wait until the original term expiration date to bring suit. Tenant hereby expressly waives service of any notice of intention to reenter. Tenant hereby waives any and all rights to recover or to regain possession of the Premises or to reinstate or to redeem this Lease as permitted or provided by any statute, law or decision now or hereafter in force and effect. No receipt of moneys by Landlord from Tenant after the cancellation or termination of the Lease shall reinstate, continue or extend the Lease, or affect any prior notice given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of rent and additional rent then due or subsequently falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by suit, action, proceeding or other remedy, and any and all moneys so collected shall be deemed to be payments on account of the use and occupancy of the Premises, or at the election of the Landlord, on account of Tenant's liability under this Lease. Nothing in this Article shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding, whether or not such amount is greater, equal to or less than the amount of the damages referred to in any of the preceding sections. In the event of a breach or a threatened breach by Tenant of any of its Lease obligations, Landlord shall have the right to enjoin and restrain the breach and to invoke any remedy allowed by law or in equity, in addition to other remedies provided in this Lease. The rights and remedies of Landlord are distinct, separate and cumulative, and no one of them, whether or not exercised by Landlord, shall be deemed to be to the exclusion of any of the others. The failure of Landlord to insist upon strict performance of any of Tenant's obligations under this Lease shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default by Tenant. Tenant agrees that notwithstanding anything contained in any statute, enactment or other law of the state in which the Premises are located or of any other jurisdiction, none of the personal property located on the Premises shall be exempt from levy for distress for rent in arrears, and that if Tenant makes any claim for such an exemption, this agreement may be pleaded as an estoppel against Tenant in any appropriate action.

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Exterior Signs:

21.             Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord and approval of the condominium association. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs and to repair all damage evident to removal of said signs.

Rules and Regulations:

22.             Tenant shall obey all rules and regulations of the office park and association within which the Premises is situated.

Late Charges:

23.             If Landlord fails to receive any rent payment within fifteen (15) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charges represent a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Entry for Carding, Etc.:

24.             Landlord may card the Premises "For Rent" or "For Sale" sixty (60) days before the termination of this Lease. Landlord may enter the Premises at reasonable hours upon prior notice to Tenant to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property, if any.

Effect of Termination of Lease:

25.           No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

Mortgagee's Rights:

26.           Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Premises by Landlord. Tenant shall, if requested by Landlord, execute a separate agreement reflecting such subordination.

No Estate in Land:

27.           This Lease shall create the relationship of Landlord and Tenant between the parties hereto. No estate shall pass out of Landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

Holding Over:

28.          If Tenant remains in possession of the Premises after expiration of the term hereof with Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will, the rental rate will be 150% of the base rate for that year. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the rental rate shall be 200% of the base lease rate for that year, or fraction thereof during which Tenant so remains in possession.

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Attorney's Fees:

29.           In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorney's fees to be fixed by the court in such action or proceeding. Furthermore, the parties hereby agree to pay attorneys' fees and expenses in any litigation or negotiation in which the other party shall, without its fault, become involved through or on account of this Lease.

Rights Cumulative:

30.           All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.

Waiver of Rights:

31.              No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of Tenant's obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

Environmental Laws:

32.              Landlord represents to the best of Landlord's knowledge and belief (which knowledge and belief does not include any actual investigation or inquiry) that the Premises are in compliance with all applicable environmental laws. Tenant represents and warrants that Tenant shall be in compliance with all applicable environmental laws and that Tenant will not permit any of Tenant's employees, agents, contractors or subcontractors, or any person present on the Premises to generate, manufacture, store, dispose or release on, about, or under the Premises any hazardous substances which would result in the Premises not complying with any applicable environmental laws.

Quiet Enjoyment:

33.              So long as Tenant observes and performs the covenants and agreements contained herein, he shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

Time of Essence:

34.              Time is of the essence of this Lease.

Definitions:

35.               "Landlord" as used in this Lease shall include first party, his heirs, representatives, and successors in title to premises. "Tenant" shall include second party, his heirs, and representatives; and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees as to the Premises covered by such assignment or sublease.

Notices:

36.            All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid. Agent shall be copied with all required or permitted notices. Notices to Tenant shall be delivered or sent to the address shown below, except that upon Tenant's taking possession of the Premises, then the Premises shall be Tenant's address for notice purposes as shown in address below. Notices to Landlord shall be delivered or sent to the address hereinafter stated, to wit:

Landlord:	Pinion Mesa Ranch, LLC 416 Creekstone Ridge Woodstock, GA 30188

Tenant:	Sonoma Pharmaceuticals, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954

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All notices shall be effective upon delivery. Any party may change his notice upon written notice to the other parties.

Special Stipulations:

37.             In so far as the following stipulations conflict with any of the foregoing provisions, the following shall control: The Special Stipulations are attached and marked as Exhibit "A" and made a part of this contract by reference.

Entire Agreement:

38.             This Lease and the exhibits attached hereto contain the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the date and year first above written.

LANDLORD:

By: /s/ Andrea Henry

Date: 6/5/18

TENANT:

By: Jim Shultz

Date: 6/5/18

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EXHIBIT "A"

SPECIAL STIPULATIONS

1. Monthly CAM charge includes water, sewer, landscape and parking maintenance, outside security lighting and the use of the dumpsters currently provided by the Landlord. However, should the Tenant require any additional dumpster capacity, Tenant shall assume the expense. In addition, Tenant shall be responsible for engaging the services of a hauling company to pick-up its unusual debris that does not fit in the dumpster.

2.  Landlord and Tenant acknowledge that the CAM charge and property taxes for the base year are included in the $1,300.00 a month lease rate.

3.  Tenant agrees to keep the heat on and operational in the winter months in order to keep the pipes from freezing.

4.  Tenant, at Tenant's expense, is responsible for pest control, if needed.

5.  Landlord will provide the following;

A). The Tenant will have the right to use the Landlord owned furniture in the space during the term of the lease. No offset is allowed in the lease terms if the Tenant decides to use their furniture. A list of the furniture and personal property that belongs to the Landlord will be created that will be signed by the Tenant and the Landlord prior to the Tenant's occupation of the space.

6.  If the Tenant damages the exterior glass or the exterior doors of the space, it will be the Tenant's responsibility to repair the damage. The normal maintenance of the exterior doors will be the Tenant's responsibility.

IN WITNESS WHEREOF, the parties hereto set their respective hands and affixed their seals on the day and year indicated below.

Tenant	Sonoma Pharmaceuticals, Inc. 1129 North McDowell Blvd. Petaluma, CA 94954	Landlord	Pinion Mesa Ranch 416 Creekstone Ridge Woodstock, GA 30188

By: /s/ Jim Schutz	By: /s/ Andrea Henry
Andrea Henry

CEO	Sole Member
Title	Title

Date Executed: 6/5/18	Date Executed: 6/5/18

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